Exhibit 10.2

Execution Version

OMNIBUS AMENDMENT NO. 1 TO FEE LETTER AND AMENDMENT NO. 2
TO SUPERPRIORITY DEBTOR IN POSSESSION LOAN AND SECURITY AGREEMENT

This OMNIBUS AMENDMENT NO. 1 TO FEE LETTER AND AMENDMENT NO. 2 TO SUPERPRIORITY DEBTOR IN POSSESSION LOAN AND SECURITY AGREEMENT, dated as of August 21, 2023 (this “Amendment”), is by and among NOVAN, INC., a Delaware corporation, EPI HEALTH, LLC, a South Carolina limited liability company (“EPI” and, together with Novan, each, a “Borrower” and collectively, the “Borrowers”), LIGAND PHARMACEUTICALS, INCORPORATED, a Delaware corporation (together with its successors and assigns, “Lender”). For purposes of this Amendment, all terms used herein which are not otherwise defined herein, including but not limited to those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Amended Loan Agreement (as defined below).

WHEREAS, Lender and the Borrowers have entered into financing arrangements pursuant to which Lender has made and shall make Loans and provide other financial accommodations to the Borrowers as set forth in (i) the Superpriority Debtor in Possession Loan and Security Agreement, dated as of July 17, 2023 (as amended by that certain Amendment No. 1 to Superpriority Debtor in Possession Loan and Security Agreement, dated as of July 21, 2023, and as in effect prior to the effectiveness of this Amendment, the “Loan Agreement”, and as the same is further amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Amended Loan Agreement”), by and among Lender and the Borrowers, (ii) the Fee Letter, dated as of July 17, 2023, by and among the Borrowers and Lender (the “Fee Letter”, as the same is further amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Amended Fee Letter”) and (iii) the other Loan Documents, including, without limitation, this Amendment; and

WHEREAS, to accommodate the Bankruptcy Court’s hearing calendar and the scheduling of a hearing on August 21, 2023 to consider entry of the Final DIP Order, the parties to the Loan Agreement have agreed to amend certain provisions of the Loan Agreement, as provided more fully herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments to the Loan Agreement. Effective as of the Amendment No. 2 Effective Date (as defined below), the Loan Agreement shall be amended as follows:

1.01. The following defined terms and their corresponding definitions are hereby added to Section 1.1 of the Loan Agreement in their entirety in the appropriate alphabetical order:

“Avoidance Actions” means, collectively, any and all claims and causes of action under sections 502(d), 544, 545, 547, 548 and 550 of the Bankruptcy Code, or any other avoidance actions under the Bankruptcy Code.

“Causes of Action” means, collectively, any claims, causes of action, demands, actions, suits, obligations, liabilities, cross-claims, counterclaims, defenses, offsets, or setoffs of any kind or character whatsoever, in each case whether known or unknown, contingent or noncontingent, matured or unmatured, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, under statute, in contract, in tort, in law, or in equity, or pursuant to any other theory of law, federal or state, whether asserted or assertable directly or derivatively in law or equity or otherwise by way of claim, counterclaim, cross-claim, third party action, action for indemnity or contribution or otherwise.

“Bay View Factoring Settlement Proceeds” means all proceeds received by Borrowers from Bay View pursuant to the Motion to Approve Compromise under Rule 9019 // Debtors Motion for Entry of an Order Pursuant to 11 U.S.C. §§ 105(a) and 363(b) and Fed. R. Bankr. P. 9019 Approving Settlement with CSNK Working Capital Finance Corp. d/b/a Bay View Funding.

1.02. The definition of “Collateral” in the Loan Agreement is hereby amended by inserting the following after “foregoing” in clause (s) thereof:

“(other than respect to clause (r)),”.

1.03. The definition of “Sale Milestone” in the Loan Agreement is hereby amended and restated in its entirety:

“Sale Milestone” has the meaning assigned in Section 7.9(3).

1.04. The Loan Agreement is hereby amended by amending and restating the definition of “Excluded Assets” as follows:

““Excluded Assets” means, collectively, (i) any of such Borrowers’ right, title or interest in any lease, license, contract, property right or agreement to which such Borrower is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant (A) would, under the express terms of such lease, license, contract or agreement result in a breach of the terms of, or constitute a default under, such lease, license, contract or agreement or (B) violate any law applicable thereto or principles of equity, (ii) any property of a Borrower to the extent and for so long as the grant of a security interest pursuant to this Agreement in such Borrower’s right, title or interest therein (A) is prohibited by any applicable law, or (B) requires a consent pursuant to any law that has not been obtained from any Governmental Authority, (iii) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (iv) any Excluded Account, (v) any (A) Causes of Action or (B) proceeds of Avoidance Actions owned by EPI, (vi) any proceeds of all directors’ and officers’ liability insurance policies of Borrowers, including (A) any tail insurance policies and (B) any rights of the directors and officers thereunder for coverage (i.e., advancement of expenses and liability coverage with respect to claims made against such officers and directors), and (vii) solely upon the satisfaction of the Sale Milestones on a timely basis pursuant to the DIP Orders (A) any accounts receivables owed to or collected by EPI on and after the Petition Date on behalf of prepetition amounts owed and (B) any Bay View Factoring Settlement Proceeds; provided that with respect to the foregoing clauses (i) (ii) and (iii), such security interest shall attach immediately and automatically when such prohibition, termination right or consent requirement is repealed, rescinded or otherwise ceases to be effective, when such consent is obtained, or such filing has been made; provided, however, that (I) Excluded Assets shall not include any Proceeds of property described above (unless such Proceeds would otherwise constitute Excluded Assets) and (II) any Excluded Assets that ceases to be Excluded Assets shall automatically, without the action of any other Person, become Collateral.”.

1.05. Section 2.7(6) of the Loan Agreement is hereby amended by deleting the reference to “$50,000” therein and substituting “$200,000” therefor.

1.06. Section 7.9(1) of the Loan Agreement is hereby amended by deleting the period (.) at the end of the first sentence therein and adding the following language after the word “buyer”:

“; provided, however, that the foregoing consultation rights shall be effective to the extent Lender is no longer a bidder in the Sale Transaction, and to the extent the Lender is a bidder, such consultation rights shall be at the Borrowers’ discretion.”.

1.07. Section 10.1(2) of the Loan Agreement is hereby amended by amending and restating clause (i) of the second sentence therein as follows:

“pursuant to Section 364(c)(2) of the Bankruptcy Code, a perfected first priority Lien on the Collateral that is otherwise unencumbered as of the commencement of the Cases, including upon entry of the Final DIP Order, Avoidance Actions or the proceeds therefrom (other than the proceeds therefrom owned by EPI);”.

Section 2. Amendments to the Fee Letter. Effective as of the Amendment No. 2 Effective Date, the Fee Letter is hereby amended by:

(a) deleting paragraph 2 in its entirety; and

(b) amending and restating the paragraph thereafter as follows:
“Each Borrower expressly acknowledges and understands that Lender has agreed to disburse the Loans in reliance on the agreements of such Borrower herein and that Lender would not have agreed to disburse the Loans without such agreements of such Borrower.”

Section 3. Representations and Warranties. Each Borrower, jointly and severally, hereby represents and warrants to the Lender as follows, which representations and warranties are continuing and shall survive the execution and delivery hereof:

3.01 Corporate Power and Authority. Each Borrower has the corporate or other organizational power and authority to execute and deliver this Amendment and carry out the terms and provisions of this Amendment, the

Amended Loan Agreement and the Amended Fee Letter and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment and the performance of the Amended Loan Agreement and the Amended Fee Letter. Each Borrower has duly executed and delivered this Amendment, and this Amendment, the Amended Loan Agreement and the Amended Fee Letter constitute the valid and binding agreements of such Borrower enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

3.02 No Violation. The execution, delivery and performance by any Borrower of this Amendment and the performance of the Amended Loan Agreement and the Amended Fee Letter, and compliance with the terms and provisions thereof, will not (i) contravene any applicable provision of any material Applicable Law of any Governmental Authority, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Borrower (other than Permitted Liens and Liens created under the Loan Documents) pursuant to (A) the terms of any material indenture, loan agreement, lease agreement, mortgage or deed of trust, or (B) any other Material Contract, in the case of either clause (ii)(A) or (ii)(B), to which any Borrower is a party or by which it or any of its property or assets is bound, or (iii) violate any provision of the Organization Documents of any Borrower, except with respect to any conflict, breach or contravention or default (but not creation of Liens) referred to in clause (ii), to the extent that such conflict, breach, contravention or default could not reasonably be expected to have a Material Adverse Effect.

Section 4. Conditions Precedent. This Amendment shall not become effective until each of the following conditions is satisfied (or waived by Lender) (such date, the “Amendment No. 2 Effective Date”):

4.01 The Lender shall have received counterparts of this Amendment duly executed by Lender and each Borrower signatory hereto;

4.02 The representations and warranties contained in this Amendment, the Amended Loan Agreement and in all other Loan Documents are true and correct on and as of the Amendment No. 2 Effective Date in all material respects, except to the extent that any such representation and warranty is qualified by materiality, “Material Adverse Effect” or other similar qualification, such representation and warranty shall be true and correct in all respects;

4.03 The Lender shall have received and approved in its sole discretion, a revised Final DIP Order, Bidding Procedures, Bidding Procedures Order and Asset Purchase Agreement; and

4.04 No Default or Event of Default shall have occurred or is continuing.

Section 5. Miscellaneous.

5.01 No Waiver or Modification. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. The Lender reserves all rights, privileges and remedies under the Loan Documents. Except as expressly amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

5.02 Loan Document. This Amendment shall constitute a Loan Document under and as defined in the Amended Loan Agreement. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

5.03 Waiver of Jury Trial; Venue; Governing Law. Sections 11.17 and 11.20 of the Loan Agreement are incorporated herein by this reference and made applicable as if set forth herein in full, mutatis mutandis.

5.04 Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page of this Amendment by facsimile transmission, PDF (portable document format) or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment, the Loan Agreement and the Loan Documents shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Borrowers, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

5.05 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not affect the interpretation of this Amendment.

5.06 Binding Effect; Assignment. This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Lender and their respective successors and assigns in accordance with the terms of the Loan Agreement.

5.07 Integration. This Amendment, the Amended Loan Agreement, the Amended Fee Letter and the other Loan Documents incorporate all negotiations of the parties hereto with respect to the subject matter hereof and thereof and are the final expression and agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof. This Amendment, the Amended Loan Agreement, the Amended Fee Letter and the other Loan Documents represent the agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any party hereto or thereto relative to the subject matter hereof or thereof not expressly set forth or referred to herein or therein.

5.08 Reaffirmation. Each Borrower as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Borrower grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each Loan Document to which it is a party (after giving effect hereto) and (ii) to the extent such Borrower granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed such Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LIGAND PHARMACEUTICALS, INCORPORATED, a
Delaware corporation, as Lender

By: /s/ Matthew Korenberg
Name: Matthew Korenberg
Title: President and Chief Operating Officer

Signature Page to Omnibus Amendment No. 1 to Fee Letter and Amendment No. 2 to DIP Loan and Security Agreement]

NOVAN, INC. a Delaware corporation, as a Borrower
By: /s/ Paula Brown Stafford
Name: Paula Brown Stafford
Title: President and CEO

EPI HEALTH, LLC, a South Carolina limited liability
company, as a Borrower
By: /s/ Paula Brown Stafford
Name: Paula Brown Stafford
Title: CEO

Signature Page to Omnibus Amendment No. 1 to Fee Letter and Amendment No. 2 to DIP Loan and Security Agreement]